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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 31, 2001


                              ANTARES PHARMA, INC.
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               (Exact Name of Registrant as Specified in Charter)

                         Commission File Number: 0-20945


          Minnesota                   0-20945                  41-1350192
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(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
      of Incorporation)                                    Identification No.)


                    161 Cheshire Lane, Minneapolis, MN 55441
                    ----------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (763) 475-7700
                                                           --------------

                              Medi-Ject Corporation
          -------------------------------------------------------------
             (Former Name of Registrant, Changed Since Last Report)

Item 1.   Changes in Control of Registrant.

In July 2000, Medi-Ject Corporation entered into a Purchase Agreement with Permatec Holding AG, Permatec Pharma AG, Permatec Technologie AG (each of the foregoing, a company organized under the laws of Switzerland), and Permatec NV (a company organized under the laws of the Netherlands, Antilles) (Permatec Pharma AG, Permatec Technologie AG and Permatec NV, each a "Subsidiary" and collectively, the "Subsidiaries"). The Subsidiaries' business is the development of new, and the improvement of existing, technology for the delivery of drug compounds, encompassing four main areas: patches, gels, fast-dissolving tablets and transbuccal tablets.

Pursuant to the Purchase Agreement, on January 31, 2001, Medi-Ject Corporation purchased all of the outstanding shares of each Subsidiary (the "Subsidiaries' Stock"). In exchange, we issued 2,900,000 shares of Medi-Ject Corporation common stock to Permatec.

Upon the issuance, Permatec owned approximately 67% of the outstanding shares of the Medi-Ject common stock. For accounting purposes, Permatec is deemed to have acquired Medi-Ject. Permatec had

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two other subsidiaries that were in the process of dissolving. All liabilities and benefits relating to those two subsidiaries remain with Permatec and are not part of our acquisition of the Subsidiaries. Permatec remains in existence after the close of the Share Transaction. Dr. Jacques Gonella, Chairman and founder of Permatec, beneficially holds 96.9% of the outstanding stock of Permatec.

As a condition to the closing of this transaction, Karl Groth, Dr. Geoffrey Guy, Dr. Fred Shapiro, and Stanley Goldberg resigned from the Board of Directors of the Company, and upon closing, Dr. Gonella, Dr. Thomas Rinderknecht, Professor Ubaldo Conte and Dr. Philippe Dro were appointed to the Board.

Item 2.   Acquisition or Disposition of Assets.

On January 31, 2001, we issued 2,900,000 shares Medi-Ject Corporation common stock for all of the outstanding stock of the Subsidiaries. See Item 1. Also on January 31, 2001, we issued 2,750,000 shares of. common stock to Permatec for the conversion of $5,500,000 in principal amount of promissory notes issued between January 25, 2000 and January 15, 2001. Also on that date, the name of the corporation was changed to Antares Pharma, Inc.

Item 7.   Financial Statements and Exhibits.

     a.   Financial statements of business acquired.

          At this time, all information necessary to furnish the Permatec Holding AG financial statements referred to is not available. Antares Pharma, Inc. intends to file these financial statements on or before approximately April 15, 2001.

     b.   Pro forma financial information.

          At this time, all information necessary to furnish the Antares Pharma, Inc. financial statements referred to is not available. Antares Pharma, Inc. intends to file these financial statements on or before approximately April 15, 2001.

     c.   Exhibits.

          Stock Purchase Agreement, dated as of July 14, 2000, among Medi-Ject Corporation, Permatec Holding AG, Permatec Pharma, Permatec Technologie AG and Permatec NV, incorporated by reference to Annex A of the corporation's definitive proxy statement, filed December 28, 2000.


Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ANTARES PHARMA, INC.

Dated:   February 15, 2001            By:  /s/ Lawrence M. Christian
                                           Lawrence M. Christian
                                           Chief Financial Officer and Secretary

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